                                                                     Exhibit 3.4

                                                          FEDERAL IDENTIFICATION
                                                          No. 04-2448516
                                                              ------------------

                       THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)



We, Norman E. Drapeau, Jr.                                            *President
    ---------------------------------------------------------------,

and Paul D. Birch                                                         *Clerk
    -------------------------------------------------------------------,

of Project Software & Development, Inc.
   ---------------------------------------------------------------------------,
                          (Exact name of corporation)

located at 100 Crosby Drive, Bedford, MA 01730
           -------------------------------------------------------------------,
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

     Article III
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of the Organization were duly adopted at a meeting held on December 15, 1999, by vote of:
-----------    --

8,109,597 shares of Common Stock               of 10,650,906 shares outstanding,
---------           --------------------------    ----------
                   (type, class & series, if any)

          shares of                            of            shares outstanding,
---------           --------------------------    ----------
                   (type, class & series, if any)

          shares of                            of            shares outstanding,
---------           --------------------------    ----------
                   (type, class & series, if any)


(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon:


* Delete the inapplicable words.        ** Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of a separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------------
  TYPE         NUMBER OF SHARES              TYPE           NUMBER OF SHARES         PAR VALUE
-------------------------------------------------------------------------------------------------------
Common:                                    Common:             15,350,000               $.01
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Preferred:                                 Preferred:           1,000,000               $.01
-------------------------------------------------------------------------------------------------------
                                                            Series A Junior Participating Preferred
                                                            Stock - 16,000; Undesignated - 984,000
-------------------------------------------------------------------------------------------------------


Change the total authorized to:

-------------------------------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------------
  TYPE         NUMBER OF SHARES              TYPE           NUMBER OF SHARES         PAR VALUE
-------------------------------------------------------------------------------------------------------
Common:                                    Common:             50,000,000               $.01
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Preferred:                                 Preferred:           1,000,000               $.01
-------------------------------------------------------------------------------------------------------
                                                            Series A Junior Participating Preferred
                                                            Stock - 16,000; Undesignated - 984,000
-------------------------------------------------------------------------------------------------------

Voted: To amend the Company's Restated Articles of Organization to increase the authorized Common Stock, par value $.01 per share, from 15,350,000 to 50,000,000 shares.




The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _____________________________ .


SIGNED UNDER THE PENALTIES OF PERJURY, this 15th day of   December      1999
                                            ----        ------------- ,   ---- ,

          /s/ Norman E. Drapeau, Jr.                                  *President
------------------------------------------------------------------- ,

          /s/ Paul D. Birch                                              *Clerk
-----------------------------------------------------------------------,
* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


================================================================================


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $ _________ having been paid, said articles deemed to have been filed with me this ______ day of ____________ 19 _____ .


Effective date: _______________________________



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                       Jeffrey D. Collins, Esq.
                      ------------------------------------------------
                       Foley, Hoag & Eliot LLP, One Post Office Square
                      ------------------------------------------------
                       Boston, MA 02109
                      ------------------------------------------------
                       (617) 832-1265